                              EMPLOYMENT AGREEMENT
                              --------------------

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 17th day of February, 1996 by and between OMNICARE, INC., a Delaware corporation (the "Company") and DAVID W. FROESEL, JR. ("Mr. Froesel").

        WHEREAS, the Company now desires to employ Mr. Froesel as an executive of the Company for the purpose of conducting its institutional pharmacy services for nursing homes, other long-term care institutions, home healthcare and managed care organizations including, but not limited to, the sale and distribution of pharmaceutical and medical supply products, the lease of oxygen and other medical equipment and the provisions of pharmacy- related services (referred to as the "Business") and Mr. Froesel desires to be employed by the Company for that purpose;

        THEREFORE, in consideration of these recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

 SECTION 1.  EMPLOYMENT
 ----------------------

             1.1 The Company agrees to employ Mr. Froesel as an executive of the Company for the term of this Agreement. Mr. Froesel will be assigned such duties with regard to the Business as are generally performed by an executive of the Company, and such other duties as may from time to time be assigned to Mr. Froesel by the President.

             1.2 Mr. Froesel agrees to devote his exclusive and full professional time and attention to his duties as an employee of the Company and to perform such duties in an efficient, trustworthy and businesslike manner. In addition, Mr. Froesel agrees that he will not render to others any service of any kind for compensation or engage in any other business activity including without limitation any involvement in any business in which Mr. Froesel has any administrative or operating responsibility.

 SECTION 2.  COMPENSATION, BENEFITS AND EXPENSES
 -----------------------------------------------

             2.1 BASE SALARY. The Company shall pay to Mr. Froesel a salary ("Base Salary") of $190,000.00 payable in equal semi-monthly installments, or more frequently if the President of the Company determines that such salary shall be paid in more frequent installments. Mr. Froesel's Base Salary may be reviewed every 14-15 months, and may be adjusted at the Company's discretion taking into consideration Mr. Froesel's performance, Company performance and general economic conditions.

             2.2 INCENTIVE COMPENSATION. At the commencement of this Agreement, the Company will grant to Mr. Froesel $425,000.00 in Omnicare restricted stock, which will vest in accordance with the terms and conditions of the Company's plan, unless they sooner vest pursuant to the terms of Paragraphs
3.4 or 3.5 of this Agreement. Mr. Froesel will be eligible to participate in the bonus and incentive compensation plans as may be maintained by the Company for its executives.


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             2.3  REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this
Agreement, the Company will reimburse Mr. Froesel for all authorized, ordinary and necessary business expenses incurred by him in connection with the Business, including but not limited to the purchase and installation of computer and facsimile equipment in Mr. Froesel's residence and a telephone in his car, and the expenses incurred in utilizing such equipment in connection with the Business. Reimbursement of such expenses shall be paid monthly, upon submission by Mr. Froesel to the Company of vouchers itemizing such expenses in a form satisfactory to the Company, properly identifying the nature and business of any expenditures.

            2.4 EXECUTIVE BENEFITS. Mr. Froesel will be eligible to receive the same level of benefits provided by the Company to its executives. In addition, the Company will contribute annually an amount equal to 6% of Mr. Froesel's annual cash compensation to a Rabbi Trust which will vest in five equal annual installments commencing one year following the date each such contribution is made.

            2.5 RELOCATION EXPENSES. All reasonable and customary out-of-pocket expenses associated with relocating Mr. Froesel's family from Barrington, Illinois, to Cincinnati, Ohio, shall be handled by the Company, including all closing costs associated with the sale of the residence in Barrington (including, but not limited to, real estate commission, survey, title insurance, attorney's fees); all closing costs associated with the purchase of a residence in the Cincinnati area (including, but not limited to, inspections, attorney fees, survey, title insurance, and mortgage-related fees and expenses such as points, processing fees, underwriting fees, application and appraisal fees); the packing and movement of household goods; transportation and hotel and food expenses associated with house- hunting trips to Cincinnati; and temporary living expenses incurred during transition.

 SECTION 3.  TERM OF EMPLOYMENT
 ------------------------------

            3.1 TERM. The initial term of employment of Mr. Froesel pursuant to this Agreement shall commence on March 4, 1996, and shall continue for a period of three years, until March 3, 1999. This Agreement shall be renewed automatically at the end of this term for an additional three-year term, and shall continue to automatically renew at the end of each three-year term for like three-year terms, unless within 120 days prior to the end of the initial three-year term or any subsequent three-year term, either party notifies the other party that this Agreement shall not renew for the next additional term. Notwithstanding the foregoing, this Agreement may be terminated at any time as described in Sections 3.2 through 3.6 hereof.


           3.2 TERMINATION FOR CAUSE. The Company shall have the right to terminate this Agreement by written notice for the following causes (a "Termination for Cause"):

                   (a) Conduct which is materially detrimental to the Company's reputation, goodwill or business operations;

                   (b) Gross or habitual neglect of Mr. Froesel's duties or breach of Mr. Froesel's duties or misconduct in discharging such duties;

                   (c) Mr. Froesel's repeated absence from his duties without the consent of the President of the Company;

                   (d)      Mr. Froesel's failure or refusal to comply with the

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                            policies, standards and regulations of the Company
                            or to follow the directions of the President of the Company in complying with those policies, standards and regulations.

           Upon any Termination for Cause, all payments to Mr. Froesel under
Section 2 of this Agreement shall cease immediately, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any compensation already earned or vested as of that date.

           3.3 DISABILITY, ILLNESS OR DEATH. If Mr. Froesel is unable to perform his duties under this Agreement by reason of illness or other physical or mental disability, then this Agreement shall be deemed terminated ("Termination for Disability"). Upon Termination for Disability, Mr. Froesel shall continue to receive the compensation described in Section 3 hereof for a period of three
(3) months after the date of termination reduced by any disability payment to which Mr. Froesel may be entitled in lieu of such compensation but not by any disability payment for which Mr. Froesel has privately contracted without the Company's involvement. If Mr. Froesel should die before the termination of this Agreement, all payments to Mr. Froesel under Section 2 of this Agreement shall terminate upon the date of his death, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any compensation already earned or vested as of that date.

          3.4 TERMINATION FOR REASONS OTHER THAN WITH CAUSE. The Company shall have the right to terminate this Agreement without cause upon ten (10) days written notice to Mr. Froesel. If the Company terminates this Agreement without cause, Mr. Froesel shall receive his Base Salary as that term is defined in
Section 2.1 of this Agreement for two years, and any restricted stock, stock options and Rabbi Trust contributions Mr. Froesel has received shall vest immediately upon termination. In the event of termination without cause, Mr. Froesel acknowledges that the Company shall have no obligations or liability to him whatsoever other than the obligations set forth in this paragraph.

          3.5 TERMINATION DUE TO A CHANGE IN CONTROL. The Company shall have the right to terminate this Agreement in the event of a change in control of the Company. If the Company terminates this Agreement, Mr. Froesel will receive his Base Salary and cash bonus compensation for the unexpired term of this Agreement, plus an additional two years of Base Salary and cash bonus compensation. For purposes of this Section 3.5, annual cash bonus compensation after termination shall be equal to the last annual cash bonus paid to Mr. Froesel prior to termination. In addition, the restricted stock, stock options and Rabbi Trust contributions will vest immediately upon termination. Notwithstanding the foregoing, payments to Mr. Froesel under this Section, in the aggregate, shall be limited to an amount that does not constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, and any successor provisions thereof, and the regulations thereunder

          3.6 VOLUNTARY TERMINATION. In the event Mr. Froesel voluntarily terminates his employment for any reason prior to the date of termination of the initial three-year term or any subsequent terms, all payments to Mr. Froesel under Section 2 shall cease, with the exception of reimbursement of authorized, ordinary and necessary business expenses already incurred, and any compensation already earned or vested as of that date.

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 SECTION 4.  CONFIDENTIAL INFORMATION
 ------------------------------------

          4.1 Mr. Froesel agrees that during the term of his agreement or thereafter, he and any persons or entities over which Mr. Froesel has control shall not directly or indirectly (without the Company's prior written consent), use for himself or use for, or disclose to any party other than the Company, any secret, proprietary or confidential information or data regarding the business of the Company, or any secret, proprietary or confidential information or data regarding the costs, uses, methods, applications or customers, trade accounts or suppliers (and pertinent information regarding transactions and prospective transactions therewith) or products made, sold by the Company, or regarding any secret, proprietary or confidential design, apparatus, process, system, manufacturing or other method at any time used, developed or investigated by the Company, whether or not such item was invented, developed, acquired, discovered or investigated by Mr. Froesel. At the termination of Mr. Froesel's employment with the Company, or at any other time the Company requests, Mr. Froesel agrees to promptly deliver to the Company all computer software or data, memoranda, notes, records, sketches, plans or other documents made or compiled by, delivered to, or otherwise acquired by Mr. Froesel concerning the costs, uses, methods, designs, applications or purchases of products made by or sold by the Company or any secret, proprietary or confidential product, apparatus or process manufactured, used, developed, acquired or investigated by the Company or by any person in a contractual relationship with the Company. Mr. Froesel will undertake all reasonably necessary and appropriate steps to insure that the confidentiality of such Company proprietary or confidential information shall be maintained.

 SECTION 5.  COVENANT NOT TO COMPETE
 -----------------------------------

          5.1 In consideration of his employment by the Company, and other good and valuable consideration, Mr. Froesel agrees that during his employment by Company, and for two years after termination of his employment, regardless of whether such termination is voluntary or involuntary, he will not, directly or indirectly, engage or be interested in any business competing with the Company, its subsidiary or parent companies, or their respective successors, or, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly held corporation), joint venturer, officer, director, partner, employee or consultant, or otherwise engage or invest or participate in, any business which shall compete with the Company or any Business conducted by the Company, its subsidiary or parent companies, or their respective successors, throughout the United States of America. For purposes of this Section 5, the term "Business" shall also include any business in which the Company is engaged during the Company's fiscal year immediately preceding the date on which Mr. Froesel's employment is terminated, the sales of which Business account for 10% or more of the total consolidated sales of the Company during such fiscal year.

 SECTION 6.  INDEMNIFICATION
 ---------------------------

          6.1 Except to the extent prohibited by law, the Company shall save and hold harmless Mr. Froesel from and against any claim of liability or loss (including reasonable attorney's fees) arising as a result of Mr. Froesel's good faith activities in the course of his employment hereunder.

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 SECTION 7.  MISCELLANEOUS PROVISIONS
 ------------------------------------

          7.1 ASSIGNMENT AND SUCCESSORS. The rights and obligations of the Company under this Agreement may be freely assigned and shall inure to the benefit of and be binding upon the successors and assigns of the Company. Mr. Froesel's obligation to provide services hereunder may not be assigned to or assumed by any other person or entity.

          7.2 NOTICES. All notices, requests, demands or other communications under this Agreement shall be in writing and shall only be deemed to be duly given if made in writing and sent by first class mail, overnight courier, or telecopy to the following addresses:

                                     Cheryl D. Hodges, Senior Vice President
                                      and Secretary
                                     Omnicare, Inc.
                                     2800 Chemed Center
                                     255 E. Fifth Street
                                     Cincinnati, Ohio 45202

                                             and

                                     David W. Froesel, Jr.
                                     11712 Grandstone
                                     Montgomery, Ohio 45249

          7.3 SEVERABILITY. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

          7.4 COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes previous verbal and written discussions, negotiations, agreements or understandings between the parties.

          7.5 AMENDMENT AND WAIVER. This Agreement may be modified, amended or waived only by a written instrument signed by all the parties hereto. No waiver or breach of any provision hereof shall be a waiver of any future breach, whether similar or dissimilar in nature.

          7.6 INJUNCTIVE RELIEF. The parties hereto agree that money damages would be an inadequate remedy for the Company in the event of breach or threatened breach of this Agreement and thus, in any such event, the Company may, either with or without pursuing any potential damage remedies, immediately obtain and enforce any injunction prohibiting Mr. Froesel from violating this Agreement.

          7.7 APPLICABLE LAW. This Agreement has been made and its validity, performance and effect shall be determined in accordance with the laws of the State of Ohio.

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          7.8 CONSENT TO JURISDICTION. The parties hereby (a) agree that any suit, proceeding or action at law or in equity (hereinafter referred to as an "Action") arising out of or relating to this Agreement must be instituted in state or federal court located within Hamilton County, Ohio, (b) waive any objection which he or it may have now or hereafter to the laying of the venue of any such Action, (c) irrevocably submit to the jurisdiction of any such court in any such Action, and (d) hereby waive any claim or defense of inconvenient forum. The parties irrevocably agree that service of any and all process which may be served in any such Action may be served upon him or it by registered mail to the address referred to in Section 7.2 hereof or to such other address as the parties shall designate in writing by notice duly given in accordance with Section 7.2 hereof and that such service shall be deemed effective service of process upon the parties in any such Action. The parties irrevocably agree that any such service of process shall have the same force and validity as if service were made upon him or it according to the law governing such service in the State of Ohio, and waives all claims of error by reason of any such service.

          7.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


          7.10 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any ways the meaning or interpretation of this Agreement. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto. In this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders and the singular and the plural include one another.

         7.11 NON-WAIVER OF RIGHTS AND BREACHES. No failure or delay of any party herein in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for the exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of a party hereto of any default of any other party shall not be deemed to be a waiver of any subsequent default or other default by such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                      OMNICARE, INC.

                                                      By:/s/Joel F. Gemunder
                                                        ----------------------

                                                      /s/David W. Froesel, Jr.
                                                      -------------------------
                                                      David W. Froesel, Jr.


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